Exhibit 10.21

EXECUTION COPY

FIRST AMENDMENT TO CREDIT AGREEMENT

Dated as of January 13, 2016

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is by and among NPL CONSTRUCTION CO., a Nevada corporation and CENTURI CONSTRUCTION GROUP, INC. (formerly known as Isleworth Holding Co.), a Nevada corporation, as US Borrowers, LYNXUS CONSTRUCTION GROUP INC. (formerly known as 2431251 Ontario Inc.), a corporation organized under the laws of the Province of Ontario, Canada, as Canadian Borrower, the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS

WHEREAS, the Borrowers, the lenders party thereto (the “Lenders”) and the Administrative Agent entered into that certain Credit Agreement dated as of October 1, 2014 (as amended hereby and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement as specifically set forth herein and, subject to the terms of this Amendment, the Administrative Agent and the Lenders party hereto have agreed to grant such request.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.    Capitalized Terms.    All capitalized terms not otherwise defined in this Amendment (including without limitation in the introductory paragraph and the Preliminary Statements hereto) shall have the meanings as specified in the Credit Agreement.

Section 2.    Amendment to Credit Agreement.    Subject to and in accordance with the terms and conditions set forth herein, the Administrative Agent and the Lenders party hereto hereby agree to amend the Credit Agreement as follows:

(a)    The cover page to the Credit Agreement is hereby amended by: (i) replacing “ISLEWORTH HOLDING CO.” with “CENTURI CONSTRUCTION GROUP, INC. (formerly known as Isleworth Holding Co.)” and (ii) replacing “2431251 ONTARIO INC.” with “LYNXUS CONSTRUCTION GROUP INC. (formerly known as 2431251 Ontario Inc.)”.

(b)    The preamble to the Credit Agreement is hereby amended by: (i) replacing “ISLEWORTH HOLDING CO.” with “CENTURI CONSTRUCTION GROUP, INC. (formerly known as Isleworth Holding Co.)” and (ii) replacing “2431251 ONTARIO INC.” with “LYNXUS CONSTRUCTION GROUP INC. (formerly known as 2431251 Ontario Inc.)”.

(c)    The listing of Schedules in the Credit Agreement is hereby amended to delete the following:

“Schedule 12.22 – Holding Company Reorganization Description”

(d)    The definition of “Adjusted Consolidated Net Income” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Adjusted Consolidated Net Income” means Consolidated Net Income for the applicable period, but excluding in calculating Consolidated Net Income (solely to the extent Consolidated Net Income for such period is greater than $0), (a) impairment charges with respect to intangible assets and non-cash charges related to deferred taxes in an aggregate amount of up to $10,000,000 accrued for the applicable period of calculation and (b) amortization of goodwill in an aggregate amount of up to $20,000,000 accrued for the applicable period of calculation.

(e)    The definition of “Base Rate” in Section 1.1 of the Credit Agreement is hereby amended by replacing each reference therein to “LIBOR” with “the LIBOR Rate”.

(f)    The definition of “Canadian Borrower” in Section 1.1 of the Credit Agreement is hereby amended by replacing “2431251 Ontario Inc.” with “Lynxus Construction Group Inc. (formerly known as 2431251 Ontario Inc.)”.

(g)    The definition of “Carson Water” in Section 1.1 of the Credit Agreement is hereby amended by inserting the following phrase at the end of such definition:

“, and, after the Holding Company Reorganization, a direct Subsidiary of the Holding Company”

(h)    Section 1.1 of the Credit Agreement is hereby amended by adding the following additional defined term in appropriate alphabetical order:

“Centuri” means Centuri Construction Group, Inc. (formerly known as Isleworth Holding Co.), a Nevada corporation.

(i)    The definition of “Change in Control” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Change in Control” means an event or series of events by which:

(a)    prior to the Holding Company Reorganization, (i) Southwest Gas shall fail to own, directly or indirectly, and control at least ninety-six percent (96%) on a fully diluted basis of the economic and voting Equity Interests of Centuri, and (ii) Centuri shall fail to own, directly or indirectly, and control (A) one hundred percent (100%) on a fully diluted basis of the economic and voting Equity Interests of NPL, and (B) one hundred percent (100%) on a fully diluted basis of the economic and voting Equity Interests of the Canadian Borrower; and

(b)    after the Holding Company Reorganization, (i) Centuri shall fail to own, directly or indirectly, and control (A) one hundred percent (100%) on a fully diluted basis of the economic and voting Equity Interests of NPL, and (B) one hundred percent (100%) on a fully diluted basis of the economic and voting Equity Interests of the Canadian Borrower or (ii) the Holding Company shall fail to own, directly or indirectly, and control one hundred percent (100%) on a fully diluted basis of the economic and voting Equity Interests of each of the Borrowers.

(j)    The definition of “Consolidated Companies” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Consolidated Companies” means Centuri and its Subsidiaries.

(k)    The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended by replacing clause (iii) with the following new clause (iii):

“(iii) amortization (including, for the avoidance of doubt, impairment charges, and amortization of goodwill and intangible assets acquired or arising from a business acquisition, regardless of whether presented as a separate line item or included in other book entries), depreciation and other non-cash charges (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), including any non-cash equity based compensation expense,”

(l)    Section 1.1 of the Credit Agreement is hereby amended by adding the following additional defined term in appropriate alphabetical order:

“First Amendment Effective Date” means January 13, 2016.

(m)    The definition of “Holding Company” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Holding Company” means a California corporation the common Equity Interests of which are owned 100% by the existing shareholders of Southwest Gas immediately prior to the consummation of the Holding Company Reorganization.

(n)    The definition of “Holding Company Reorganization” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Holding Company Reorganization” means the organizational reorganization of the Consolidated Companies following the First Amendment Effective Date and on substantially the terms described in the Form 8-K filed by Southwest Gas on October 13, 2015 in which, along with other organizational changes, Southwest Gas will be replaced by the Holding Company as the ultimate parent company, Southwest Gas will become an indirect Subsidiary of the Holding Company, Carson Water will become a direct Subsidiary of the Holding Company, and Centuri shall continue to own all of the Equity Interests of the Subsidiaries of Centuri (including NPL and the Canadian Borrower) immediately prior to the consummation of the Holding Company Reorganization, all subject to compliance with Section 12.22.

(o)    The definition of “LIBOR Rate” in Section 1.1 of the Credit Agreement is hereby amended by inserting the following sentence at the end of such definition:

“Notwithstanding the foregoing, if the LIBOR Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

(p)    The last sentence of the definition of “Subsidiary” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of Centuri.”

(q)    The definition of “US Borrowers” in Section 1.1 of the Credit Agreement is hereby amended by replacing “Isleworth Holding Co., a Nevada corporation” in clause (b) with “Centuri”.

(r)    The definition of “US Credit Parties” is hereby amended by deleting “and, after the Holding Company Reorganization, the Holding Company”.

(s)    Section 1.3 of the Credit Agreement is hereby amended by deleting clause (d) in its entirety.

(t)    Section 7.20 of the Credit Agreement is hereby amended by inserting the following sentences at the end of such Section:

“Each Credit Party, its Subsidiaries and their respective officers and employees and to the knowledge of each Credit Party, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. No Loan or Letter of Credit, use of the proceeds of any Loan or Letter of Credit or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions. Each Credit Party and its Subsidiaries are in compliance in all material respects with all Anti-Corruption Laws and the PATRIOT Act.”

(u)    Section 8.15 of the Credit Agreement is hereby amended by inserting the following sentence at the end of such Section:

“The Borrower will not request any Extension of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Extension of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.”

(v)    Clause (d) of Section 9.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d)    Indebtedness incurred in connection with Capital Leases and purchase money Indebtedness and incurred in the ordinary course of business of the Consolidated Companies in an aggregate amount not to exceed $65,000,000 at any time outstanding; provided that (i) such Indebtedness is incurred concurrently with or within twenty-four (24) months after the applicable acquisition, construction, repair, replacement or improvement and (ii) no more than $45,000,000 of such Indebtedness may be incurred during any twelve (12) month period;”

(w)    Clause (h) of Section 9.2 of the Credit Agreement is hereby amended by replacing, in clause (i) thereof, “substantially simultaneously with” with “concurrently with or within twenty-four (24) months of”.

(x)    Section 9.3 of the Credit Agreement is hereby amended by: (i) adding “and” after the semicolon in clause (vi), (ii) replacing “; and” at the end of clause (vii) with a period and (iii) deleting clause (viii) in its entirety.

(y)    Clause (i) of Section 9.4 of the Credit Agreement is hereby amended by replacing “a” with “the”.

(z)    Clause (viii) of Section 9.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(viii) customary overhead allocations and intercompany charges applied by Centuri on a consistent basis to its Subsidiaries generally.”

(aa)    Clause (b) of Section 9.8 of the Credit Agreement is hereby amended by deleting “except to effectuate a Holding Company Reorganization,”.

(bb)    Clause (i) of Section 10.1 of the Credit Agreement is hereby amended by inserting “ (or, after the Holding Company Reorganization, the Holding Company or any Subsidiary thereof)” after “Southwest Gas”.

(cc)    Clause (j) of Section 10.1 of the Credit Agreement is hereby amended by inserting “ (or, after the Holding Company Reorganization, the Holding Company or any Subsidiary thereof)” after both references to “Southwest Gas”.

(dd)    Section 12.1 of the Credit Agreement is hereby amended by: (i) replacing “NPL Construction Co.” in 12.1(a) with “Centuri Construction Group, Inc.”, (ii) replacing “rpingle@GoNPL.com” in 12.1(a) with “rpringle@NextCenturi.com”, and (iii) replacing “NPL” in 12.1(c) with “Centuri”.

(ee)    Section 12.22 of the Credit Agreement is hereby amended by: (i) replacing each reference to “NPL” with “Centuri”, (ii) inserting “and” after the semicolon in clause (a)(i), (iii) inserting “(or such shorter period as agreed to by the Administrative Agent in its sole discretion)” after “thirty (30) days” in clause (a)(ii), (iv) replacing the semicolon at the end of clause (a)(ii) with a period, (v) deleting clauses (a)(iii) and (a)(iv) in their entirety and (vi) deleting clause (d) in its entirety.

Section 3.     Conditions of Effectiveness.    The effectiveness of the amendments in Section 2 shall be subject to the satisfaction of each of the following conditions precedent:

(a)    the Administrative Agent shall have received counterparts of this Amendment executed by each Borrower, each other Credit Party, the Administrative Agent and the Required Lenders;

(b)    the representations and warranties of the Credit Parties contained in Section 4 shall be true and correct; and

(c)    all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent as of the date hereof in connection with the preparation, negotiation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees, charges and disbursements of legal counsel for the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment) shall have been paid by the Borrowers.

Section 4.    Representations and Warranties of the Credit Parties.    Each Credit Party represents and warrants as follows:

(a)    Each Credit Party has the right, power, and authority and has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment. This Amendment constitutes a legal, valid and binding obligation of such Credit Party, enforceable against each Credit Party that is party hereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)    The execution, delivery and performance by each Credit Party of this Amendment and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Subsidiary thereof where the failure to obtain such Governmental Approval or such violation could reasonably be expected to have a Material Adverse Effect, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any Subsidiary thereof, (iii) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (v) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment other than consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)    After giving effect to this Amendment, the representations and warranties contained in each of the Loan Documents are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty are true and correct in all respects, on and as of the date hereof as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date, in which case as of such specific date).

(d)    No Default or Event of Default shall exist after giving effect to this Amendment.

Section 5.    Reference to and Effect on the Loan Documents.    On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment and this Amendment shall constitute a Loan Document.

(a)    The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the

Administrative Agent under any of the Loan Documents, nor constitute a waiver of any other provision of any of the Loan Documents.

Section 6.    Reaffirmations.    Each Credit Party (a) consents to this Amendment and agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person, or release such Person from any obligations, under any of the Loan Documents to which it is a party, (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party and (c) agrees that each of the Loan Documents to which it is a party remain in full force and effect and are hereby ratified and confirmed.

Section 7.    Execution in Counterparts.    This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 8.    Governing Law.    This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

Section 9.    Entire Agreement.    This Amendment and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Bank, the Swingline Lender and/or the Lead Arrangers, constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

NPL CONSTRUCTION CO., as US Borrower

By:	/s/ RICARDO B. PRINGLE
Name: Ricardo B. Pringle
Title: Secretary

CENTURI CONSTRUCTION GROUP, INC., as US Borrower

By:	/s/ KEVIN NEILL
Name: Kevin Neill
Title: Senior Vice President/Chief Financial Officer and Treasurer

LYNXUS CONSTRUCTION GROUP INC., as Canadian Borrower

By:	/s/ DEREK A. VAN PATTER
Name: Derek A. Van Patter
Title: Secretary

GUARANTORS:

SOUTHWEST ADMINISTRATORS, INC., as a US Subsidiary Guarantor

By:	/s/ RICARDO B. PRINGLE
Name: Ricardo B. Pringle
Title: Secretary

VISTUS CONSTRUCTION GROUP, INC., as a US Subsidiary Guarantor

By:	/s/ RICARDO B. PRINGLE
Name: Ricardo B. Pringle
Title: Secretary

NPL Construction Co.

First Amendment to Credit Agreement

Signature Page

BRIGADIER PIPELINES INC., as a US Subsidiary Guarantor

By:	/s/ RICARDO B. PRINGLE
Name: Ricardo B. Pringle
Title: Secretary

LINK-LINE CONTRACTORS LTD., as a Canadian Subsidiary Guarantor

By:	/s/ DEREK A. VAN PATTER
Name: Derek A. Van Patter
Title: Vice President/Finance and Corporate Secretary

2018429 ONTARIO LTD., as a Canadian Subsidiary Guarantor

By:	/s/ DEREK A. VAN PATTER
Name: Derek A. Van Patter
Title: Secretary and Treasurer

W.S. NICHOLLS CONSTRUCTION INC., as a Canadian Subsidiary Guarantor

By:	/s/ DEREK A. VAN PATTER
Name: Derek A. Van Patter
Title: Secretary and Treasurer

W.S. NICHOLLS INDUSTRIES INC., as a Canadian Subsidiary Guarantor

By:	/s/ DEREK A. VAN PATTER
Name: Derek A. Van Patter
Title: Secretary and Treasurer

NPL Construction Co.

First Amendment to Credit Agreement

Signature Page

ADMINISTRATIVE AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:	/s/ BRENDA K. ROBINSON
Name: Brenda K. Robinson
Title: Senior Vice President

NPL Construction Co.

First Amendment to Credit Agreement

Signature Page

BANK OF AMERICA, N.A., as Lender

By:	/s/ KENNETH TEBELMAN
Name: Kenneth Tebelman
Title: Vice President

NPL Construction Co.

First Amendment to Credit Agreement

Signature Page

CANADIAN IMPERIAL BANK OF COMMERCE, as Swingline Lender, Issuing Lender and Lender

By:	/s/ SCOTT MCCAHILL
Name: Scott McCahill
Title: Authorized Signatory

By:	/s/ JAMES LOGAN
Name: James Logan
Title: Authorized Signatory

NPL Construction Co.

First Amendment to Credit Agreement

Signature Page

UMB BANK, N.A., as Lender

By:	/s/ KYLE MCMILLIAN
Name: Kyle McMillian
Title: Vice President

NPL Construction Co.

First Amendment to Credit Agreement

Signature Page

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ HOLLAND H. WILLIAMS
Name: Holland H. Williams
Title: Vice President

NPL Construction Co.

First Amendment to Credit Agreement

Signature Page

NATIONAL BANK OF ARIZONA, as Lender

By:	/s/ SABINA ANTHONY
Name: Sabina Anthony
Title: Vice President

NPL Construction Co.

First Amendment to Credit Agreement

Signature Page